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                                                                   EXHIBIT 10(K)
                                                                  EXECUTION COPY



                               FIRST AMENDMENT TO
                                 PARTS AGREEMENT


         THIS FIRST AMENDMENT TO PARTS AGREEMENT, dated as of November 4, 2004 (the "Amendment"), is made by and between UNIVERSAL FOREST PRODUCTS RMS, LLC, a Michigan limited liability company ("Client"), UNIVERSAL FOREST PRODUCTS, INC., a Michigan corporation ("Guarantor") and BANK OF AMERICA, N.A. ("BANA"). All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the PARTS Agreement referred to below.

                                    RECITALS:

         A. Client, Guarantor and BANA are parties to that certain PARTS Agreement dated as of September 22, 2003 (as amended, restated, modified or supplemented from time to time, the "PARTS Agreement").

         B. Client, Guarantor and BANA have agreed to amend the PARTS Agreement as set forth herein.

         NOW, THEREFOR, the parties hereto agree as follows:

         1. The PARTS Agreement is hereby amended by adding the words "and subject to Section 3(e)" immediately following the words "Termination Date" in the proviso contained in Section 1(b)(4).

         2.     The PARTS Agreement is hereby amended by amending and restating
Section 3 in its entirety as follows:

                "(a)     Servicer shall be entitled to a Servicing fee from BANA
         as set forth in Section 6.

                (b) The parties hereto acknowledge and agree that (i) the discount rate paid by BANA for Purchased Receivables, as reflected in the Purchase Price set forth on each Schedule A, has been negotiated based upon a certain spread (e.g., 100 bps) in excess of a reference rate for BANA's cost of funds (commonly referred to as the London Interbank Offered Rate or "LIBOR") for an initial specified term agreed to by the parties prior to the Effective Date (it being understood that such initial specified term is the period running from the relevant Effective Date to the first Reset Date), (ii) that such spread and reference rate (e.g., "1 month LIBOR") has been (or will be) disclosed to Client, and consented to by Client, prior to any applicable Effective Date and (iii) upon each Reset Date, Client will pay to BANA an amount (the "Reset Date Payment") equal to: P * (L+XY.Z bps) * Ndays/360, where "P" equals the aggregate face amount of Purchased Receivables (other than "Delinquent Receivables," as defined below) outstanding on such Reset Date multiplied by a percentage equal to 100% less the Agreed Dilution






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         Percentage; "L" equals LIBOR for the period running from such
         Reset Date to the next succeeding Reset Date (or, if earlier, the Termination Date), as calculated by BANA two business days prior to such Reset Date; "XY.Z bps" equals the spread over LIBOR that was used by BANA in calculating the discount rate incorporated into the applicable Purchase Price on the relevant Effective Date (i.e., trade inception); and "Ndays" equals the number of actual days between such Reset Date and the next succeeding Reset Date (or, if earlier, the Termination Date). BANA shall notify Client two business days prior to each Reset Date of (x) the relevant LIBOR rate for the specified term commencing on such Reset Date and (y) the amount of the Reset Date Payment owing by Client to BANA on such Reset Date pursuant to this
         Section 3(b), and Client agrees to pay to BANA on such Reset Date such Reset Date Payment. BANA shall provide Client with reasonable detail of the manner in which any amount payable under this Section 3(b) was calculated, and BANA's determination of any such amount shall be conclusive in the absence of manifest error. Each Reset Date Payment made hereunder shall be applied by BANA as follows: (i) with respect to Purchased Receivables other than Purchased Receivables with respect to which a Repurchase Event shall have occurred, the applicable portion of each Reset Date Payment shall be applied as an adjustment to the Purchase Price paid by BANA therefor; and (ii) with respect to Purchased Receivables with respect to which a Repurchase Event shall have occurred, the applicable portion of each Reset Date Payment shall be applied toward the repurchase obligation of Client, pursuant to
         Section 9(a), with respect to such Purchased Receivable. As used in this Section, "Delinquent Receivables" are Purchased Receivables with respect to which: (I) such Purchased Receivables shall be more than 15 day past due; and (ii) either (A) Client shall have demonstrated to BANA, in accordance with Section 1(b)(7), that the delinquency in payment on such receivables is not the result of a Repurchase Event; or
         (B) the Purchased Receivables shall be past due as a result of a Financial Inability to Pay.

                (c) In the event that, this Agreement is terminated by BANA pursuant to Section 2(a) or is terminated by Client for any reason prior to the occurrence of one or more Reset Dates initially contemplated to occur during the term of this Agreement in connection with any Schedule A (including without limitation as the result of BANA's acceleration of the date on and after which Client can no longer use Remittances to purchase Replacement Receivables under such Schedule A as set forth in the definition of "Termination Date"), Client shall pay to BANA a hedging cost breakage fee as calculated by BANA in a commercially reasonable manner using the principles set forth in this
         Section 3 (it being understood and agreed that such hedging cost breakage fee may include the expected Structuring Fee for each Reset Date that has not yet occurred, as calculated by BANA in a commercially reasonable manner). BANA shall provide Client with reasonable detail of the manner in which any amount payable under this Section 3 was calculated, and BANA's determination of any such amount shall be conclusive in the absence of manifest error.

                (d) In connection with the Receivables purchase program reflected by each Schedule A, Client shall pay BANA on the relevant Effective Date and each Reset Date a Structuring Fee in the dollar amount specified on the relevant Schedule A, which fee shall be wired to BANA's account identified in Section 1(b)(2)(ii).




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                (e)      If a particular Schedule A includes an annex indicating
         a different agreed upon Required Amount for each Reset Date following the Effective Date, then on (or prior to) each Reset Date prior to the Termination Date Client, Guarantor and BANA shall execute a new supplemental Schedule A (denoted "Schedule A-__(__)"; e.g., "Schedule A-5(b)"), which supplemental Schedule A shall be deemed to amend and restate the initial Schedule A (e.g., "Schedule A-5(a)"), and any subsequent Schedule As, to which such supplement relates. Such supplemental Schedule A will reference the same Account Debtor and Stated Termination Date, but will include a new Effective Date (which shall be the relevant Reset Date), Required Amount (per the annex to the relevant initial Schedule A), Purchase Price (which shall be subject to adjustment pursuant to Section 3(b)) and Structuring Fee, and may include a different Agreed Dilution Percentage and/or other terms as negotiated and mutually agreed upon by the parties. In the event that the new Required Amount on the applicable Reset Date is less than the immediately preceding applicable Required Amount, then the new Required Amount shall constitute a cap on the amount of Remittances that may be used by Client to purchase Replacement Receivables, and the Remittances from Purchased Receivables purchased by BANA pursuant to a prior Schedule A that are not applied to Replacement Receivables (including because such application would cause the amount of Purchased Receivables to exceed the then-applicable Required Amount) shall be remitted to BANA in accordance with Section 1(b)(4). In the event that the new Required Amount on the applicable Reset Date is greater than the immediately preceding applicable Required Amount, then the amount by which the new Required Amount exceeds the immediately preceding applicable Required Amount shall constitute additional Receivables to be purchased by BANA hereunder, which purchase shall be funded by BANA to Client on the applicable Reset Date at the applicable Purchase Price percentage set forth on the relevant supplemental Schedule A."

         3.     The PARTS Agreement is hereby amended by amending and restating
Section 4(b)(vii) in its entirety as follows:

         "(vii) no such Receivable is or shall otherwise be subject to, any offset, counterclaim, contra account or any defense of any kind or character with respect to any such Receivable (collectively, "Credits") that would cause the aggregate amount of all Credits with respect to all Purchased Receivables purchased by BANA under a particular Schedule A to exceed the Agreed Dilution Percentage;"

         4. The PARTS Agreement is hereby amended by (a) deleting the word "or" at the end of Section 5(f)(xiv), (b) adding the word "or" at the end of
Section 5(f)(xv) and (c) adding the following new subsection (xvi) to the end of
Section 5(f):

         "(xvi) an Event of Default shall have occurred hereunder."

         5. Section 6(a) of the PARTS Agreement is hereby amended by deleting the fifth full sentence thereof (beginning with the words "In consideration of . . .") in its entirety, and substituting therefor the following two new sentences: "In consideration of the performance by Servicer of its obligations hereunder with respect to Purchased Receivables under a particular Schedule A, Servicer shall be entitled to receive the Servicing Fee from BANA. Such Servicing


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Fee: (A) shall be calculated with respect to each Schedule A or supplemental
Schedule A, on a per annum basis, based upon the Required Amount stated in such Schedule A or supplemental Schedule A and the period of time between the Effective Date stated in such Schedule A or supplemental Schedule A and the earlier of the Termination Date or the next succeeding Reset Date; and (B) shall be payable in advance with respect to each Schedule A or supplemental Schedule A, on or prior to the Effective Date thereof."

         6. The PARTS Agreement is hereby amended by amending and restating the notice information for BANA in Section 16 in its entirety as follows:

                "If to BANA, at:    Bank of America, N.A.
                                    214 North Tryon Street
                                    NC1-027-15-01
                                    Charlotte, NC  28255
                                    Attn:      William D. Hobbs
                                    Telephone: 704-388-5914
                                    Telecopy:  704-388-3522
                                    Email:     william.d.hobbs@bankofamerica.com

                  With a copy to:   Bank of America, N.A.
                                    40 West 57th Street, 27th Floor
                                    NY1-040-27-01
                                    New York, NY 10019
                                    Attn:      Jeanne F. Siegel
                                    Telephone: 646-313-8155
                                    Telecopy:  704-409-0810
                                    Email:     Jeanne.Siegel@bankofamerica.com"

         7. The PARTS Agreement is hereby amended by amending and restating the definitions below as follows:

             "Agreed Base Value:          With respect to any Purchased
                                          Receivables, an amount equal to the
                                          product of (a) the face amount of such
                                          Receivables, times (b) a percentage
                                          equal to 100% less the Agreed Dilution
                                          Percentage."
             Servicing Fee:               With respect to Purchased Receivables
                                          under a particular Schedule A or
                                          supplemental Schedule A, the amount
                                          determined by multiplying (a) the
                                          Required Amount listed on the
                                          applicable Schedule A or supplemental
                                          Schedule A, times (b) a fraction, the
                                          numerator of which shall be determined
                                          by multiplying (x) the per annum
                                          percentage listed as the Servicing Fee
                                          on the applicable Schedule A or
                                          supplemental Schedule A times (y) the
                                          number of days in the period from the
                                          relevant Effective Date to the earlier
                                          of the next Reset Date or the relevant
                                          Termination Date, and the denominator
                                          of which shall be 360."




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         8.     The PARTS Agreement is hereby amended by adding the following new definitions to Annex I thereof in their proper alphabetical order:

             "Agreed Dilution             7.5% or such other percentage set
             Percentage:                  forth after such term on the
                                          applicable Schedule A, which
                                          represents the agreed level of Credits
                                          (expressed as a percentage of the face
                                          amount of the relevant Purchased
                                          Receivables) that may exist with
                                          respect to the Purchased Receivables
                                          of a particular Approved Account
                                          Debtor.
             Delinquent                   As defined in Section 3(b) of the
             Receivables:                 Agreement.

             Repurchase Event:            As defined in Section 1(b)(7) of the
                                          Agreement.

             Reset Date:                  With respect to Purchased Receivables
                                          under a particular Schedule A, the
                                          last day of each of fiscal month of
                                          Client and Guarantor to occur prior to
                                          the relevant Stated Termination Date
                                          as more fully set forth on the
                                          applicable Schedule A; provided,
                                          however, that if such Reset Date is
                                          not a business day then such Reset
                                          Date shall be the next succeeding
                                          business day."

             Reset Date Payment:          As defined in Section 3(b) of the
                                          Agreement.

             Structuring Fee:             The dollar amount set forth after
                                          such term in the applicable Schedule
                                          A, which represents the non-refundable
                                          structuring fee payable to BANA on the
                                          Effective Date and each Reset Date
                                          with respect to the Receivables
                                          purchase program reflected by such
                                          Schedule A."

         9. The PARTS Agreement is hereby amended by amending and restating the Form of Schedule A attached thereto in its entirety as set forth in Exhibit A hereof.

         10. This Amendment shall become effective on the date set forth above in the introductory paragraph upon BANA's receipt of counterparts of this Amendment, each duly executed and delivered by Client, Guarantor and BANA.

         11. Except as hereby modified, all the terms and provisions of the PARTS Agreement and any schedules or exhibits thereto remain in full force and effect. BANA's execution and delivery of this Amendment and any other documents and instruments in connection herewith shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, waivers or consents in the future.

         12. Client hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment,

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(c) the representations and warranties contained in Section 4 of the PARTS
Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date), and (d) no Event of Default or Servicer Default exists under the PARTS Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

         13. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         14. THIS AMENDMENT AND ALL OTHER DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF NEW YORK.

         15. Client understands and acknowledges that the form and terms of the PARTS Agreement (including this Amendment) are proprietary trade products of BANA that BANA desires to keep confidential and Client agrees that, except for disclosure on a confidential basis (a) to Client's accountants, attorneys and other professional advisors retained by it in connection with the PARTS Agreement and (b) as may be required by law, the form and terms of the PARTS Agreement shall not be disclosed by Client in whole or in part to any other person or entity without BANA's prior written consent.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their fully authorized officers as of the day and year first above written.


                             UNIVERSAL FOREST PRODUCTS RMS, LLC


                             By:
                                 ----------------------------------------------
                             Name:
                             Title:


                             UNIVERSAL FOREST PRODUCTS, INC.


                             By:
                                 ----------------------------------------------
                             Name:
                             Title:


                             BANK OF AMERICA, N.A.


                             By:
                                 ----------------------------------------------
                             Name:
                             Title: